UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2005
Planet Technologies, Inc.
(Formerly known as “Planet Polymer Technologies, Inc.”)
(Exact name of registrant as specified in its charter)
California
(State or other jurisdiction of incorporation)

0-26804	33-0502606
(Commission File No.)	(IRS Employer Identification No.)
6835 Flanders Drive, Suite 100
San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 457-4742
☐	Written communications pursuant to Rule 425 under the Exchange Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Allergy Control Products, Inc. Merger.
(a) On August 11, 2005, Planet completed the Agreement and Plan of Merger between Allergy Control Products, Inc., a Delaware corporation (“ACP”) and Jonathan T. Dawson, an individual and the sole shareholder of ACP, and Planet (the “Merger”).
(b) Pursuant to the Agreement and Plan of Merger, ACP merged into a wholly owned subsidiary of Planet and the sole shareholder of ACP received 600,000 shares of the common stock of Planet. The subsidiary will continue to use the name “Allergy Control Products, Inc.” (“New ACP”). Effective August 11, 2005, Planet assigned all of the Allergy-Free® assets to its wholly owned subsidiary, New ACP.
(c) Immediately preceding the transaction there was no material relationship between ACP and Planet or any of its affiliates, or any director or officer of Planet, or any associate of any such director or officer. In connection with the Merger, Edward J. Steube, the President of ACP, was elected to the Planet Board of Directors, and was hired as President of New ACP.
(d) In consideration for the Merger, the Company issued and delivered to Jonathan T. Dawson (“Mr. Dawson”), the sole-shareholder of ACP approximately 600,000 shares of the Company’s common stock (or 300 shares of Company common stock for each one share of ACP common stock outstanding). Simultaneously with, the effective time of the Merger, the Company caused to be paid to Mr. Dawson the sum of $1,500,000 cash in full payment of all indebtedness of ACP to Mr. Dawson, its sole-shareholder.
(e) Not Applicable.
Item 5.02. Departure of Principal Officer; Election of Directors; Appointment of Principal Officers.
(b) Effective August 31, 2005, Leslie White has tendered her resignation as Chief Financial Officer and Secretary of Planet. Ms. White is resigning to pursue personal interests and not in connection with any disagreement with the Company.
(c)(1) On August 10, 2005, Francesca DiNota (“Ms. DiNota”) was elected Planet’s Chief Financial Officer (“CFO”), effective August 31, 2005.
On August 10, 2005, Bret Megargel (“Mr. Megargel”) was elected Planet’s Secretary, effective immediately. Mr. Megargel presently serves as a Vice President of Planet and will remain in that capacity along with serving as Secretary.

On August 10, 2005, effective August 11, 2005, Edward Steube (“Mr. Steube”) was elected President of New ACP.
On August 10, 2005, effective August 11, 2005, Scott Glenn (“Mr. Glenn”) was elected Chief Financial Officer and Secretary of New ACP.
(c)(2) Ms. DiNota is 42 years old. From 1998 through early 2005, Ms. DiNota served as Vice President and Chief Financial Officer of Optima, Inc., a privately held ophthalmic goods manufacturer and distributor. Prior to that Ms DiNota worked as a certified public accountant for Capossela, Cohen, LLC, a regional public accounting firm. Ms. DiNota graduated from Iona College with a BBA in accounting. Ms. DiNota is a certified public accountant qualified in the State of New York and the State of Connecticut.
Mr. Megargel previously was named Vice President of Planet on February 1, 2005. Mr. Megargel is 36 years old. Mr. Megargel most recently served from 2002 to 2004 as Vice President of Business Development for Avera Pharmaceuticals, Inc., a private pharmaceutical development company focused on central nervous system drugs. Mr. Megargel is a co-founder of Avera, and during his tenure led the successful licensing or acquisition of three novel pharmaceutical products from global pharmaceutical companies with combined deal value of greater than US$100 million. Prior to the founding of Avera, Mr. Megargel served as a Venture Partner for Windamere Venture Partners, from 1999 to 2003, during his tenure, he served as Vice President of Business Development for MD Edge, Inc. (now known as GlobalEdge, Inc.), a medical education company, and Director of Business Development for Converge Medical, Inc., a cardiovascular medical device company, and was a member of the founding team of Dexcom, Inc. From 1991 to 1996, Mr. Megargel served as a consultant for Marketing Corporation of America, where he was a case manager for product development, licensing and acquisition, and marketing strategy projects for market leading healthcare clients. Mr. Megargel holds a B.A. in Economics from Dartmouth College, and an M.B.A. from the Stanford University Graduate School of Business.
Mr. Steube is 61 years old. Mr. Steube served as Chief Executive Officer and Director of Allergy Control Products since 2002. Prior to joining ACP, he was a member of executive management of New York Bancorp, and prior to that a Principal in the investment banking division of Kidder Peabody and Co, Inc, a subsidiary of GE Capital. Mr. Steube has a B.A. from Princeton University.
Mr. Glenn is 55 years old. Mr. Glenn was elected to the Board and appointed Chairman, President and Chief Executive Officer of Planet in November 2004. Since October 2000 he, or an affiliated entity controlled by him, has been the Manager and a member of Allergy Free, LLC. Mr. Glenn is also the Managing Partner of Windamere Venture Partners and its investment funds (Windamere I, LLC, Windamere II, LLC, and Windamere III, LLC), and has been since 1996. He also currently serves as a director and founder of GlobalEdge, Inc. (a medical education company), Kanisa Pharmaceuticals (an oncology drug development company), Cadence Pharmaceuticals (drug development company for hospital based drugs), Veras Pharmaceuticals

(pediatric drug development company), Somaxon Pharmaceuticals (psychiatric drug development company), and Conception Technologies through SR Technology Associates (management company for Windamere Funds that holds a forty percent (40%) interest in Conception Technologies). Previously, from 1988 until 1995, Mr. Glenn served as President/CEO, and then Chairman of Quidel Corporation, a leading point of care diagnostic business. Before serving in those capacities from 1983 through 1988, Mr. Glenn was vice president of development/operations of Quidel. From 1984 to 1992, Mr. Glenn served in numerous management positions, including Division/General Manager at Allergan Pharmaceuticals, Inc. Mr. Glenn has a Bachelor of Science degree in Finance and Accounting from California State University at Fullerton.
(c)(3) Ms. DiNota was granted 35,000 Incentive Stock Options and a base salary of $120,000 per year as compensation for her serving as Planet’s CFO.
Mr. Megargel was not provided any additional compensation for his serving as Planet’s Secretary.
Mr. Steube was granted 120,000 Incentive Stock Options, a base salary of $200,000 per year and potential bonus payments tied to New ACP's profitability and sales goals as compensation for his serving as New ACP’s President.
Mr. Glenn was not provided any additional compensation for his serving as New ACP’s Chief Financial Officer and Secretary.
(d)(1) Effective August 10, 2005, Mr. Steube and Michael Walsh (“Mr. Walsh”) were elected to fill the two (2) new Director positions on the Board of Directors. Mr. Steube was also appointed President of New ACP.
(d)(2) A condition of closing the Merger was the signing of an employment between Planet and Mr. Steube. The terms of the employment agreement provide that Planet would take steps to elect Mr. Steube as a Director.
(d)(2) There is no arrangement or understanding between Mr. Walsh and any other person pursuant to which Mr. Walsh was elected a Director.
(d)(3) Mr. Walsh was elected to serve on the Nominating and Governance Committee of Planet.
(d)(4) Mr. Steube’s biography is provided in response to (c)(2) above.
Mr. Walsh is 45 years old. Mr. Walsh was most recently Executive Chairman at Prometheus Laboratories, a specialty pharmaceutical company, where he also held the positions of President, Chief Operating Officer, and Chief Executive Officer. He is largely responsible for developing the company’s unique strategy and business model as well as leading its development into an integrated specialty pharmaceutical and diagnostics company. Previously, Mr. Walsh was with Quidel Corporation in a number of senior executive roles including Director of Worldwide Marketing and Business Development and Director of European Operations. Mr. Walsh has a B.S. from the University of Notre Dame and an M.B.A. from Pepperdine University.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)(1) and (2) Effective August 10, 2005, the Bylaws were amended to increase the Board of Directors from five (5) to seven (7) Directors. The Bylaws permit an increase in the Board by a majority vote of the Board of Directors.
Item 8.01. Other Events.
     On August 10, 2005 the Planet shareholders approved: (1) the Agreement and Plan of Merger between ACP and Planet; (2) the amendment to the 2000 Stock Option Plan to increase the aggregate number of shares of common stock reserved for issuance under the plan from 100,000 shares to 250,000 shares; (3) the election of Scott L. Glenn, H. Mac Busby, Eric Freedus, Ellen Preston and Michael Trinkle to serve as Directors until the next shareholders meeting; and (5) the ratification of JH Cohn as Planet’s independent auditor for the year ending December 31, 2005.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements required to be filed in relation to the business acquisition under that Asset Purchase Agreement described in Item 2.01 above are not filed with this report. All required Financial Statements will be filed no later than 71 days after August 11, 2005.
     (b) Pro forma financial information required to be filed in relation to the business acquisition under that Asset Purchase Agreement described in Item 2.01 above are not filed with this report. All required pro forma financial information will be filed no later than 71 days after August 11, 2005.
(c) Exhibits
          Exhibit 99.7 — Press Release issued by the Company dated August 11, 2005.
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that such statements shall be protected by the safe harbors provided for in such sections. Such statements are subject to risks and uncertainties that could cause the Company’s actual results to vary materially from those projected in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section entitled “Risk Factors,” and in “Item 6 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest Form 10-KSB filed with the S.E.C.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Technologies, Inc.

Dated: August 12, 2005	By:	/s/ Scott L. Glenn

Scott L. Glenn Chief Executive Officer and President